EXHIBIT 10.03



                               ESCROW AGREEMENT

            Escrow Agreement, dated as of _______________, 1996 by and among THE CHASE MANHATTAN BANK, a New York banking corporation (the "Escrow Agent"), KENMAR ADVISORY CORP., a Connecticut corporation (the "Managing Owner") and KENMAR GLOBAL TRUST, a Delaware business trust (the "Trust").

            WHEREAS, the Trust proposes to sell up to 500,000 units of beneficial interest ("Units") in the Trust, at a price of $100 per Unit during the initial offering period and at net asset value thereafter;

            WHEREAS, in connection with the proposed offering of Units, the Trust and the Managing Owner have entered (or will enter) into agreements with the selling agents (the "Selling Agents"), and who have agreed to abide by the terms of this Agreement, for the offer and sale of Units on a "best efforts" basis;

            WHEREAS, the initial offering of Units will terminate as of December 31, 1996, subject to extension until February 28, 1997 and to prior sale of all available Units (the "Offering Termination Date"), and if subscriptions for at least 50,000

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Units have not been accepted by the Managing Owner on or before the Offering
Termination Date, no Units will be sold;

            WHEREAS, Units will be initially sold to the public on the Offering Termination Date, or at such earlier date designated by the Managing Owner after it has accepted subscriptions for 50,000 Units (the "Initial Closing Date"), and thereafter Units will continue to be sold monthly as of the first day of each calendar month (each date of the sale of Units is hereinafter referred to as a "Closing Date");

            WHEREAS, the Trust proposes to establish an escrow fund with the Escrow Agent; and

            WHEREAS, the Escrow Agent has agreed to act as escrow agent in connection with the proposed fund;

            NOW, THEREFORE, it is agreed as follows:

            1. Commencing upon the execution of this Agreement, the Escrow Agent shall act as escrow agent and agrees to receive, hold, deal with and disburse the proceeds from the sale of Units in accordance herewith. The Managing Owner agrees to notify the Escrow Agent promptly (a) if the proposed offering of Units is extended by the Managing Owner as provided in the Trust's


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Prospectus (the "Prospectus"), and (b) of the date of the Initial Closing Date and each subsequent Closing Date.

            2. All funds received by the Selling Agents in connection with the sale of Units shall be deposited in an escrow account to be established for this purpose by the Escrow Agent. The Selling Agents shall furnish to the Escrow Agent at the time of delivery of the above mentioned funds, the name, address and federal tax identification number of, the number of Units subscribed for by, and the amount received from each investor. Such subscriptions may be deposited in this escrow only by check or Federal Funds wire transfer duly made out to the Escrow Agent in the following form: "THE CHASE MANHATTAN BANK, AS ESCROW AGENT FOR THE KENMAR GLOBAL TRUST, ESCROW ACCOUNT NO. __________." The Managing Owner shall deliver to all subscribers interim receipts for the amount of their funds deposited in this escrow together with a copy of this Agreement.

            3. The Escrow Agent shall upon availability invest funds deposited with it pursuant to Section 2 hereof in accord ance with the written instructions from the Managing Owner in an interest bearing bank account, a bank money-market account, securities of or guaranteed by the United States Government or bank certificates of deposit, as permitted by law (and in particular Rule 15c2-4 under the Securities Exchange Act of 1934) and such that the interest on such securities shall not subject


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foreign subscribers to the United States taxation or tax reporting requirements.
Provided that they conform to Rule 15c2-4 under the Securities Exchange Act of 1934, investments may also be made into one or more portfolios offered by the Vista Fund for which affiliates of the Escrow Agent provide investment advisory and shareholder services. If the deposit into the Escrow Account is made by Federal Funds wire transfer, the Escrow Agent shall invest the funds deposited on the same day as deposited, provided such deposit is received by the Escrow Agent by 10:00 a.m. New York City Time. If the deposit into the Escrow Account is made by Federal Funds wire transfer and received by the Escrow Agent after 10:00 a.m. New York City Time, the Escrow Agent shall invest the funds deposited on the next business day. If the deposit into the Escrow Account is made by clearinghouse or certified check, the Escrow Agent shall invest the funds deposited on the next business day following the receipt of the check. The Managing Owner shall instruct the Escrow Agent as to in which securities the funds in the Escrow Account shall be invested prior to 10:00 a.m. New York City Time on any date on which funds shall be invested. In the absence of such instruction the Escrow Agent is authorized to invest such funds in securities which have the same maturity as the last set of instructions received.

            4. (a) On the Initial Closing Date the Escrow Agent shall, upon (i) written instructions from the Managing Owner,


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(ii) receipt of an affidavit signed by the Managing Owner that acceptable subscriptions for at least 50,000 Units have been received and that the other closing conditions specified in the Prospectus (the "Closing Conditions") have been satisfied, and (iii) possession in the escrow account of at least $5,000,000 in collected funds in payment of such subscriptions, (as specified in such instructions) pay to, credit to the account of, or otherwise transfer to the Trust (as specified in such instructions), the collected funds then held in escrow with interest earned on such funds accrued from the date of deposit until the Initial Closing Date.

            (b) On each Closing Date after the Initial Closing Date the Escrow Agent shall follow the procedure in paragraph 4(a) with respect to all collected funds held in the escrow on such date as to which it receives instructions from the Managing Owner and an affidavit signed by the Managing Owner that acceptable subscriptions have been received.

            (c) Prior to the delivery to it as described above, the Trust shall have neither title to nor interest in the funds on deposit, and such funds shall under no circumstances be subject to the liabilities or indebtedness of the Trust.


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            5. If at least 50,000 Units have not been subscribed for by the
Offering Termination Date or if the other Closing Conditions are not satisfied, then the Managing Owner shall promptly so advise the Escrow Agent and shall furnish to the Escrow Agent a list containing the name, address and federal tax identification number of, and the amount received from, each subscriber whose funds have been deposited, the pro rata share of interest earned on such deposited funds from the date of investment to be paid to such subscriber and indicate if such funds are to be paid directly to the subscriber or returned to the Selling Agents, and the Escrow Agent shall so return such funds to the subscriber or the appropriate Selling Agent for the benefit of the subscriber, if so directed, within 5 business days of receipt from the Managing Owner of the advice described above.

            6. In the event of the occurrence of all of the events and the due taking of all action contemplated by Section 4 or 5 hereof, the Escrow Agent shall be relieved of all liabilities in connection with the escrow deposits provided for herein, except for liabilities which are occasioned by its lack of good faith, negligence or misconduct.

            7. (a) At any time prior to the release of a subscriber's funds from this escrow, the Managing Owner is authorized to notify the Escrow Agent that a subscription has not been accepted (irrespective of how long such subscription has been held in the escrow or of whether the Managing Owner had previously indicated its willingness to accept the subscription).


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In the event that a subscriber is rejected for any reason by the Managing Owner
(or in the event that the subscription of a subscriber is rejected by the Managing Owner in part only, as provided in the Prospectus), the Escrow Agent shall upon the written direction of the Managing Owner, return the amount received from such subscriber (or the appropriate portion thereof, in the case of a subscription rejected in part only, as provided above) and the amount of his pro rata share of interest, as determined by the Managing Owner, if any, to the subscriber or the appropriate Selling Agent for the benefit of the subscriber, if so directed.

            (b) Interest earned on funds attributable to accepted subscriptions while held in the Escrow Account shall be allocated to the Trust and not to any individual subscriber.

            (c) The Selling Agents acknowledge and agree that the method established pursuant to this Escrow Agreement for the refund of rejected subscriptions and of interest earned on rejected subscriptions is only acceptable under Rule 15c2-4 of the Securities and Exchange Commission provided that the Selling Agents inform subscribers of when their customer securities accounts at the Selling Agents will be credited with such refunded subscription payments and/or interest income. Accordingly, the Selling Agents undertake that they will (a) credit the rejected subscribers' customer securities accounts as


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promptly as practicable (and in no event more than 5 business days) after receipt of the necessary funds from the Escrow Agent and information indicating the amounts so due, and (b) inform rejected subscribers as soon as practicable of the date that the amounts to be credited will be available in their respective customer accounts.

            8. The Managing Owner agrees to (i) pay the Escrow Agent upon execution of this Agreement reasonable compensation for the services to be rendered hereunder, as described in Schedule I attached hereto including all expenses, disbursements and advances, and (ii) pay or reimburse the Escrow Agent upon request for reasonable attorney's fees, incurred by it as a result of events not contemplated by this Agreement.

            9. It is understood and agreed, further, that the Escrow Agent shall:

            (a) be under no duty to enforce payment of any subscription which is to be paid to and held by it hereunder;

            (b) be under no duty to accept funds, checks, drafts or instruments for the payment of money from anyone other than the Selling Agents or customers of


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      the Selling Agents or to give any receipt therefor except to the Selling
      Agents;

            (c) be protected in acting or refraining upon any notice, request, certificate, approval, consent or other paper believed by it to be genuine, and to have been signed by the proper party or parties and delivered in accordance with the terms of this Agreement;

            (d) be deemed conclusively to have given and delivered any notice required to be given or delivered hereunder if the same is in writing, signed by any one of its authorized officers, and mailed, by registered or certified mail and received by, or delivered by hand to, the Kenmar Global Trust, c/o Kenmar Advisory Corp., Two American Lane, P.O. Box 5150, Greenwich, Connecticut 06831-8150, and be deemed conclusively to have received any notice required to be given or delivered hereunder if the same is in writing, signed by any one of the authorized partners, employees or officers of the Managing Owner or of the Selling Agents, and mailed, by registered or certified mail and received by, or delivered by hand to, the Escrow Agent's Corporate Trust Department, 450 West 33rd Street, New York, NY, Attention: Escrow Agent, 15th Floor, or such


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      other addresses as any party may designate in writing by certified or registered mail;

            (e) The Managing Owner hereby agrees to indemnify the Escrow Agent for, and to hold it harmless against any loss, liability or expenses arising out of or in connection with this Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim or liability, except in those cases where the Escrow Agent has been guilty of negligence or misconduct. Anything in this agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to loss of profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

            (f) promptly notify the Selling Agents of any discrepancy between the amounts set forth on any statement delivered by the Selling Agents and the sum or sums delivered to it therewith;


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            (g) have no duty to inquire into the terms and conditions of this
      Agreement, its duties hereunder being purely ministerial in nature;

            (h) be permitted to consult with counsel of its choice, including in-house counsel, and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel, provided, however, that nothing in this subsection 9(h), nor any action taken by the Escrow Agent, or suffered or omitted by it in accordance with the advice of any counsel, shall relieve the Escrow Agent from liability for any claims that are occasioned by its bad faith, negligence or misconduct, all as provided in subsection 9(e) above;

            (i) not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Agreement, unless the same shall be in writing and signed by all parties hereto;

            (j) have no liability for following the instruc tions herein or expressly provided for, or written instructions given by the Managing Owner; and


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            (k) have the right, at any time, to resign hereunder by giving written notice of its resignation to all other parties hereto at their addresses set forth above, at least 15 business days prior to the date specified for such resignation to take effect, and upon the effective date of such resignation all cash and other payments and all other property then held by the Escrow Agent hereunder shall be delivered by it to such person as may be designated in writing by the other parties executing this Agreement, whereupon the Escrow Agent's obligations hereunder shall cease and terminate. If no such person has been designated within thirty days after mailing such notice, the Escrow Agent is unconditionally and irrevocably authorized and empowered to send any and all property in the Escrow Account by registered mail to the Managing Owner (irrespective of whether the Escrow Agent shall have received any certificate regarding, or funds in respect of, additional interest from the Managing Owner), all obligations of the Escrow Agent hereunder shall, nevertheless, cease and terminate. In the event that the Escrow Agent terminates this Agreement under the terms of this Section 9(k), the Escrow Agent's Compensation under Section 8 of this Agreement shall be prorated for partial years, notwithstanding any language in this Agreement to the contrary.


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            10. The Managing Owner may remove the Escrow Agent at any time (with or without cause) by giving at least 10 days written notice thereof. Within 5 days after receiving such notice, the Managing Owner shall appoint a successor escrow agent at which time the Escrow Agent shall either distribute the funds held in the Escrow Account, its fees, costs and expenses or other obligations owed to the Escrow Agent having been paid by the Managing Owner, as directed by the instructions of the Managing Owner or hold such funds, pending distribution, until all such fees, costs and expenses or other obligations are paid by the Managing Owner. If a successor escrow agent has not been appointed or has not accepted such appointment by the end of the 5-day period, the Escrow Agent may appeal to a court of competent jurisdiction for the appointment of a successor escrow agent, or for other appropriate relief and the costs, expenses and reasonable attorneys fees which the Escrow Agent incurs in connection with such a proceeding shall be paid by the Managing Owner.

            11. In the event that any checks or other instruments deposited in the escrow account established hereunder prove uncollectible the Trust shall promptly reimburse the Escrow Agent therefor upon request and the Escrow Agent shall deliver the returned checks or other instruments to the Trust.


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            12. This Agreement has been entered into by the Trust, and the obligations of this Agreement with respect to the Trust are binding only upon the assets and property of the Trust. The obligations of this Agreement are not binding on the Unitholders of the Trust individually, and no resort shall be had to the Unitholders' personal property for satisfaction of any obligation or claim hereunder.

            13. Each party hereto, except the Escrow Agent, shall provide the Escrow Agent with its Tax Identification Number (TIN) as assigned by the Internal Revenue Service. All interest or other income earned under the Escrow Agreement shall be allocated and paid as provided herein and reported by the recipient to the Internal Revenue Service as having been so allocated and paid.

            14. The duties and responsibilities of the Escrow Agreement hereunder shall be determined solely by the express provisions of this Escrow Agreement, and no other or further duties or responsibilities shall be implied. The Escrow Agent shall not have any liability under, nor duty to inquire into the terms and provisions of any agreement or instructions, other than outlined on the Agreement.

            15. (a) In the event funds transfer instructions are given (other than in writing at the time of execution of the Agreement), whether in writing, by telecopier or otherwise, the


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Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 2 hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. The parties to this Agreement acknowledge that such security procedure is commercially reasonable.

            (b) It is understood that the Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying number provided by either of the other parties hereto to identify
(i) the beneficiary, (ii) the beneficiary's bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank, or an intermediary bank designated.

            16. Neither the Escrow Agreement nor any right or interest hereunder may be assigned in whole or in part without the prior consent of the other parties.

            17. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but


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all of which together shall constitute one and the same instrument.

            18. The Escrow Agent shall not incur any liability for following the instructions herein contained or expressly provided for, or written instructions given by the parties hereto.

            19. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction.

            20. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its principals of conflicts of laws and any action brought hereunder shall be brought in the courts of the State of New York, located in the County of New York. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of said courts.


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            IN WITNESS WHEREOF, the parties hereto have executed this Escrow
Agreement as of _______________, 1996.

                              THE CHASE MANHATTAN BANK, the Escrow
                                      Agent


                              By:________________________________
                                 Name:
                                 Title:


                              [[SELLING AGENT]]


                              By:________________________________
                                 Name:
                                 Title:



                              KENMAR ADVISORY CORP.
                                the Managing Owner


                              By:________________________________
                                 Name:
                                 Title:



                              KENMAR GLOBAL TRUST,
                                    the Trust

                              By: KENMAR ADVISORY CORP.,
                                    Managing Owner


                              By:________________________________
                                 Name:
                                 Title:


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                                  SCHEDULE 1


            $10,000 for each year or any part thereof in which this Agreement is in effect without proration for partial years; provided that, if subscriptions for at least 50,000 Units have not been accepted as of the Offering Termination Date, the Escrow Agent's sole remuneration shall consist of a one-time fee of $5,000.


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                                   SCHEDULE 2

                     Telephone Number(s) for Call-Backs and
           Person(s) Designated to Confirm Funds Transfer Instructions


      If to the Managing Owner:

            Name:                               Telephone Number

      1. _____________________                  _________________

      2. _____________________                  _________________

      3. _____________________                  _________________


      If to Selling Agent:

            Name:                               Telephone Number

      1. _____________________                  _________________

      2. _____________________                  _________________

      3. _____________________                  _________________


      Telephone call-backs shall be made to each of the Managing Owner and the Selling Agents if joint instructions are required pursuant to the Agreement.


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